EXHIBIT 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EMISPHERE TECHNOLOGIES, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

The undersigned Chief Executive Officer of Emisphere Technologies, Inc. (the “Corporation”), a corporation that was originally incorporated under the name Clinical Technologies Associates, Inc., that had its original certificate of incorporation filed with the Secretary of State of the State of Delaware on July 21, 1986 and that is currently existing under and by virtue of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), DOES HEREBY CERTIFY that the Restated Certificate of Incorporation of Emisphere Technologies, Inc., as amended, has been further amended and restated, in the manner prescribed by Sections 242 and 245 of the Delaware General Corporation Law, in the form of this Amended and Restated Certificate of Incorporation by resolutions adopted by the Board of Directors and the stockholders of the Corporation. The text of the Certificate of Incorporation of the Corporation, as amended and restated herein, is as follows:

          FIRST:  The name of the corporation (hereinafter sometimes called the “Corporation”) is Emisphere Technologies, Inc.

          SECOND:  The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805.  The name of its registered agent at such address is United States Corporation Company.

          THIRD:  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware Corporation Law.

          FOURTH:  The total number of shares of stock which the Corporation shall have the authority to issue is Fifty-One Million (51,000,000), consisting of 50,000,000 shares of common stock, $.01 par value per share (the “Common Stock”), and 1,000,000 shares of Preferred stock, $.01 par value per share (the “Preferred Stock”).

          FIFTH:  The Board of Directors is hereby authorized to issue the Preferred Stock in series, and to fix and determine the voting powers, designate preferences, rights, qualifications and other terms of the Preferred Stock pursuant to Section 151 of the Delaware General Corporation Law.

          SIXTH:  By resolution adopted by the Board of Directors of the Corporation (hereinafter called the “Board of Directors” or the “Board”) at a Meeting of the Board duly held on February 23, 1996, the Board of Directors has created a series of Preferred Stock with the designation and number of shares and the relative rights, preferences, and limitations thereof as follows:

          Series A Junior Participating Cumulative Preferred Stock:

          Section 1.  Designation and Amount.  The shares of such series shall be designated as “Series A Junior Participating Cumulative Preferred Stock” (the “Series A Preferred Stock”).  The number of shares initially constituting the Series A Preferred Stock shall be 200,000; provided, however, that if more than a total of 200,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Right”) issued pursuant to the Rights Agreement dated as of February 23, 1996, between the Corporation and Continental Stock Transfer & Trust Company, as Rights Agent, as amended and restated on June 7, 2001 and as further amended on September 26, 2005, (the “Rights Agreement”), the Board of Directors of the Corporation, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.  Such number of shares may be decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2. Dividends and Distributions.

          (A)          Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred stock, in preference to the holders of Common Stock, of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the Outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares at Common Stock outstanding immediately after each event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B)          The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared as the Common Stock during the period between any Quarterly Dividend Payment Data and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per shares on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C)          Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record data shall be not more than 60 days prior to the date fixed for the payment thereof, and shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

          (D)          So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.

(E) The holders of the Shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A)          Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a Subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Shares of Common Stock into a greater or lesser number of shares of Common Stock), then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B)          Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of Shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C)          If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two.  In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast that number of votes per share of Series A Preferred Stock as specified in clause (A) of this Section 3.  Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders.  If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the went of each and every subsequent like default in payments of dividends.  Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two.  The voting rights granted by this Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

          (D)          Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

          (A)          Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)          declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)          declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)          redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)          redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)          The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.  Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          Section 6.  Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shores are entitled upon such liquidation, dissolution or winding up.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7.  Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.  In the event both this Section 7 and Section 9 appear to apply to a transaction, this Section 7 shall control.

          Section 8.  No Redemption.  The shares of Series A Preferred Stock shall not be redeemable; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

          Section 9.  Rank.  The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

          Section 10.  Fractional Shares.  The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredths (1/100ths) of a share at any integral multiple of such fraction which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.  In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredths (1/100ths) of a share or any integral multiple thereof or (2) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

          Section 11.  Amendment.  The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          SEVENTH:  Except as set forth in the next sentence, no holder of any of the shares of the stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (i) any unissued stock of any class, or (ii) any additional shares of any class to be issued by reason of any increase in the authorized capital stock of the Corporation of any class, or (iii) bonds, certificate of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such person, firms corporation or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.  Notwithstanding the foregoing, the Corporation hereby grants to MHR Capital Partners (500) LP, a Delaware limited liability partnership, (ii) MHR Capital Partners (100) LP, a Delaware limited partnership, (iii) MHR Institutional Partners II LP, a Delaware limited partnership and (iv) MHR Institutional Partners IIA LP, a Delaware limited partnership (collectively, and including any of their respective affiliates, the “Investor”), the right to purchase up to the Investor’s Percentage Interest of any future Eligible Offering.  The Corporation shall, before any securities are issued pursuant to an Eligible Offering, give written notice (a “Preemptive Notice”) thereof to the Investor.  Such Preemptive Notice shall specify the amount of securities proposed to be offered, sold or issued, the proposed date of such offer, sale or issuance, the consideration that the Corporation intends to receive therefore and all other material terms and conditions of such proposed issuance.  For a period of ten (10) days following the date of receipt of the Preemptive Notice, the Investor shall be entitled, by written notice to the Corporation, to elect to purchase all or any portion of its Percentage Interest of the securities to be offered or sold in the Eligible Offering.  To the extent that the Investor does not elect to purchase such securities pursuant to the right contained in this Article Seventh, then the Corporation may issue such securities, but only for consideration not less than, and otherwise on no less favorable terms to the Corporation than those set forth in the Preemptive Notice and only within ninety (90) days after the end of such ten (10) day period.  In the event that the Investor elects to purchase securities pursuant to the right contained in this Article Seventh, subject to the closing of the Eligible Offering, the Corporation shall issue to the Investor, and the Investor shall purchase from the Corporation for the consideration and on the terms set forth in the Preemptive Notice, the securities that the Investor shall have elected to purchase within ten (10) days of the Corporation’s receipt of the Investor’s election to purchase such Percentage Interest.  As used herein, the term “Eligible Offering” means an offer by the Corporation to issue to any stockholder or any affiliate of such stockholder for cash any shares of Common Stock, or any security convertible into or exchangeable for, or carrying rights or options to purchase, shares of Common Stock, other than an offering by the Corporation of Common Stock: (i)  in an underwritten public offering registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a Rule 144A offering under the Securities Act; (ii)  or of options to purchase shares of Common Stock in connection with or pursuant to any stock option, stock purchase plan or agreement or other benefit plans approved by the Board of Directors to employees, officers, directors, consultants and/or advisors to the Company or its Subsidiaries; (iii)  pursuant to the exercise of any warrant or the conversion of any security convertible into shares of Common Stock, in each case outstanding as of the date hereof; (iv)  pursuant to any stock split or dividend; or (v)  that is issued in connection with the Company’s consolidation, merger or other similar business combination transaction.  As used herein, the term “Percentage Interest” means, as of any date of determination, the quotient of (i) the sum of (A) the number of shares of outstanding Common Stock directly or indirectly held by the Investor, (B) the number of shares of Common Stock into which the aggregate amount of any securities then held by the Investor, may be converted, divided by (ii) the sum of (A) the total number of shares of outstanding Common Stock directly or indirectly held by all stockholders of the Corporation, and (B) the total number of shares of Common Stock issuable by the Corporation upon the exercise or conversion of any outstanding options, warrants, or other securities or rights to subscribe for or to purchase shares of Common Stock or any shares of stock or other securities or rights convertible into or exchangeable for shares of Common Stock (collectively, “Convertible Securities”), including any Convertible Securities held by the Investor.  For the purposes of this definition, the securities held by the Investor shall be the aggregate number of securities held by all entities comprising the Investor.

          EIGHTH:  The Corporation is to have perpetual existence.

          NINTH:  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be to be summoned in such manner as the said court directs.  If a majority in number representing three-fourth in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          TENTH:  For the management of the business and for the Conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any Class thereof, as the case may be, it is further provided:

          (a)          Number, Quorum, Election and Terms of Office of Board of Directors.  The business of the Corporation shall be managed by a Board of Directors consisting of not less than three nor more than twelve members, the exact number of directors within such minimum and maximum limitations to be fixed from time to time by resolution adopted by a majority of the entire Board of Directors then in office, whether or not present at a meeting; provided, however, that the number of directors and the maximum limitation thereof may not be increased without the unanimous vote or unanimous written consent of the Board of Directors.  A majority of the whole Board of Directors shall constitute a quorum for the transaction of business; provided, however; that a quorum for the transaction of business must include (i) the director elected to the Board of Directors after being nominated solely by MHR Fund Management LLC or any of its affiliates (collectively, “MHR” and such nominee the “MHR Nominee”) and (ii) the independent director nominated and approved in writing by both a majority of the Board of Directors and MHR (the “Mutual Director”) while in office, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present.  Directors need not be stockholders of the Corporation.  The directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation’s fiscal year ending July 31, 1999, the term of office of the second class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation’s fiscal year ending July 31, 2000 and the term of office of the third class to expire at the annual meeting of stockholders of the Corporation next following the end of the Corporation’s fiscal year ending July 31, 2001.  At each annual meeting of stockholders following such initial election as specified above, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

          (b)          Adoption, Amendment and Repeal of By-Laws.  The power to adopt, amend or repeal by-laws of the Corporation shall be vested in the Board of Directors; provided, however, that the stockholders of the Corporation may adopt, amend or repeal by-laws of the Corporation upon the affirmative vote of a majority of the stock outstanding and entitled to vote thereon.  Notwithstanding anything contained herein to the contrary, none of the rights of MHR in the By-Laws, including the provisions contained in Sections 2.1 through 2.5, 2.7, 2.10, 2.12 or 6.1 of the By-Laws, or any other provisions of the By-Laws that may affect the rights of MHR, may be altered, amended or repealed in any way without the unanimous vote or unanimous written consent of the Board of Directors or the affirmative vote of the holders of at least 85% of the shares of common stock outstanding and entitled to vote at the election of directors; provided, however, that the foregoing stockholder vote requirement shall be of no further force and effect on or after the date that MHR’s aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the outstanding Common Stock of the Corporation, which outstanding Common Stock shall include all shares of Common Stock, warrants to purchase shares of Common Stock whose exercise price is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, or any other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate, respectively, that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation.  In addition, the Board of Directors shall not adopt any resolution setting forth, or call any meeting of stockholders for the purpose of approving, an amendment to the By-Laws that would affect the rights of MHR in the By-Laws, including the provisions contained in Sections 2.1 through 2.5, 2.7, 2.10, 2.12 or 6.1 of the By-Laws, or any other provisions of the By-Laws that may affect the rights of MHR, without a vote in favor of such resolution by the MHR Nominee; provided, however, that the foregoing requirement shall be of no further force and effect on or after the date that MHR’s aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the outstanding Common Stock of the Corporation, which outstanding Common Stock shall include all shares of Common Stock, warrants to purchase shares of Common Stock whose exercise price is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, or any other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate, respectively, that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation.

          (c)          Newly Created Directorships and Vacancies.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the remaining directors then in office, although less than a quorum, or by a sole remaining director and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires or, in each case, until his or her successor is duly elected and qualified; provided, however, that the MHR Nominee shall be replaced by an individual who shall have been (i) designated by the MHR Nominee prior to the effectiveness of such vacancy, other than in the case of removal of the MHR Nominee for cause, or (ii) nominated or approved in writing by both a majority of the Board of Directors and MHR, in the case of removal of the MHR Nominee for cause; provided, further, that the Mutual Director shall only be replaced by an individual who shall have been nominated or approved in writing by both the majority of the Board of Directors and MHR.  Except as may otherwise be specified in the designations of rights of any series of Preferred Stock then outstanding, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (d)          Removal of Directors.  The removal of a director may be effected only for cause and only upon the affirmative vote of a majority of the stock outstanding and entitled to vote for the election of directors; provided, however, that the MHR Nominee may only be removed, with or without cause, by the affirmative vote of the holders of at least 85% of the shares of common stock outstanding and entitled to vote at the election of directors; provided, further, that the foregoing proviso shall be of no further force and effect on or after the date that MHR’s aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the outstanding Common Stock of the Corporation, which outstanding Common Stock shall include all shares of Common Stock, warrants to purchase shares of Common Stock whose exercise price is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, or any other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate, respectively, that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation.

          (e)          Action by Stockholders.  Notwithstanding the provisions of Section 228 of the General Corporation Law of the State of Delaware (or any successor statute), any action required or permitted by such General Corporation Law to be taken at any annual or special meeting of stockholders of the Corporation shall be taken only at such an annual or special meeting of stockholders and may not be taken by written consent without a meeting.  At any annual meeting or special meeting of stockholders of the Corporation, only such business as has been brought before such meeting in the manner provided by the by-laws of the Corporation shall be conducted.

          (f)          Special Meetings of Stockholders.  Special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation and shall be held at such place or places within or without the State of Delaware as may be designated by the Board of Directors or the person calling such meeting and stated in the notice thereof.

          (g)          Amendments to this Article TENTH.  Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, the amendment of this Article TENTH shall require either (i) the affirmative vote of a two-thirds majority of the stock outstanding and entitled to vote or (ii) the unanimous approval of the Board of Directors of the Corporation and a majority of the stock outstanding and entitled to vote; provided, however, that none of the rights of MHR, including the provisions contained in Article TENTH, Sections (a), (c), (d) or (g), or any other provisions of this Amended and Restated Certificate of Incorporation that may affect the rights of MHR, may be altered, amended or repealed in any way without the affirmative vote of the holders of at least 85% of the shares of common stock outstanding and entitled to vote at the election of directors; provided, further, that the foregoing proviso shall be of no further force and effect on or after the date that MHR’s aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the outstanding Common Stock of the Corporation, which outstanding Common Stock shall include all shares of Common Stock, warrants to purchase shares of Common Stock whose exercise price is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, or any other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate, respectively, that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation.  In addition, the Board of Directors shall not adopt any resolution setting forth, or call any meeting of stockholders for the purpose of approving, an amendment to this Amended and Restated Certificate of Incorporation that would affect the rights of MHR, including the provisions contained in Article TENTH Sections (a), (c), (d) or (g), or any other provisions contained in this Amended and Restated Certificate of Incorporation that may affect the rights of MHR, without a vote in favor of such resolution by the MHR Nominee.  Notwithstanding anything contained herein to the contrary, the rights granted to MHR in Article TENTH Sections (a), (b), (c), (d) and (g) shall be of no further force and effect on or after the date that MHR’s aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the outstanding Common Stock of the Corporation, which outstanding Common Stock shall include all shares of Common Stock, warrants to purchase shares of Common Stock whose exercise price is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, or any other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate, respectively, that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation.

          ELEVENTH:  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void solely for this reason, or solely because the director or officer is present at, or participates in, the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (i)          The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

          (ii)          The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(iii) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          TWELFTH:  (a) the Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasombly believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b)          The Corporation shall have power to indemnify any person who was or is party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c)          To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

          (d)          Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b).  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e)          Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such motion, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

          (f)          The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (g)          The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

          (h)          The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph 7 of subsection (b) of Section 102 of the General Corporation Law of the state of Delaware, as same may be amended and supplemented.

          THIRTEENTH:  To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          FOURTEENTH:  From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said law, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article FOURTEENTH.

IN WITNESS WHEREOF, the undersigned does hereby execute, acknowledge, file and record this Amended and Restated Certificate of Incorporation and does acknowledge, affirm, attest and certify that the facts herein stated are true, under the penalties of perjury, and, accordingly, the undersigned has hereunto set his hand on this 27th day of January, 2006.

/s/Michael M. Goldberg, M.D.

Michael Goldberg M.D.
Chief Executive Officer